ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS# SERIES A PREFERRED STOCK SERIES A PREFERRED STOCK PAR VALUE $ . 1 Per Share Certificate Shares Number ZQ APi GROUP CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample SEE REVERSE FOR CERTAIN DEFINITIONS Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David THIS CERTIFIES THAT Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr MR . Alexander.David SAMPLE Sample Mr. Alexander David &Sample MRS Mr. Alexander . SAMPLE David Sample Mr. Alexander & David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander MR David Sample . SAMPLE Mr. Alexander David Sample &Mr . Alexander MRS David Sample . SAMPLE Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Sample Mr. Sample is the owner of Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares THIS CERTIFICATE IS TRANSFERABLE IN Shares Shares Shares Shares Shares Shares Shares Shares ZERO HUNDRED THOUSAND Shares Shares Shares Shares Shares Shares Shares Shares CITIES DESIGNATED BY THE TRANSFER Shares Shares Shares Shares Shares Shares Shares Shares AGENT, AVAILABLE ONLINE AT Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares ZERO HUNDRED AND ZERO www.computershare.com Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares Shares S FULLY-PAID AND NON-ASSESSABLE SHARES OF SERIES A PREFERRED STOCK OF APi Group Corporation (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the bylaws of the Company, as amended (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. DATED DD-MMM-YYYY COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. President TRANSFER AGENT AND REGISTRAR, By Secretary AUTHORIZED SIGNATURE CUSIP/IDENTIFIER XXXXXX XX X Holder ID XXXXXXXXXX Insurance Value 1, , . Number of Shares 123456 DTC 12345678 123456789 12345 PO BOX 5 5 6, Louisville, KY 4 233-5 6 Certificate Numbers Num/No. Denom. Total MR A SAMPLE 123456789 /123456789 1 1 1 DESIGNATION (IF ANY) 123456789 /123456789 2 2 2 ADD 1 ADD 2 123456789 /123456789 3 3 3 123456789 /123456789 4 4 4 ADD 3 ADD 4 123456789 /123456789 5 5 5 123456789 /123456789 6 6 6 Total Transaction 7

API GROUP CORPORATION THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE COMPANY MAY REQUIRE THE OWNER OF A LOST, STOLEN OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AGAINST ANY CLAIM THAT MAY BE MADE AGAINST IT ON ACCOUNT OF THE ALLEGED LOSS, THEFT OR DESTRUCTION OF ANY SUCH CERTIFICATE OR THE ISSUANCE OF A NEW CERTIFICATE. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM—as tenants in common UNIF GIFT MIN ACT—Custodian (Cust) (Minor) TEN ENT—as tenants by the entireties under Uniform Gifts to Minors Act (State) JT TEN—as joint tenants with right of survivorship UNIF TRF MIN ACT—Custodian (until age .) and not as tenants in common (Cust) .under Uniform Transfers to Minors Act . (Minor) (State) Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE For value received, hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) Shares of the Series A Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises. Dated: 20 Signature(s) Guaranteed: Medallion Guarantee Stamp THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15. Signature: Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. The IRS requires that the named transfer agent (“we”) report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis. If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.